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                                                                    Exhibit 99.1


                       CERTIFICATION OF PLAN ADMINISTRATOR


         Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned plan administrator of the Getty Realty Corp. Retirement and profit Sharing Plan ( the "Plan") hereby certifies, to his knowledge, that:

                  (i) the accompanying Annual Report on Form 11-K of the Plan for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

                  (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.1



Dated:  June 27, 2003                     Thomas J. Stirnweis
                                          -------------------
                                          Plan Administrator and
                                          Vice President, Treasurer and Chief
                                          Financial Officer




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1  The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act. Because it is an employee benefit plan, the Plan does not have results of operations. The foregoing certification is being "furnished", not filed, and thus is not incorporated by reference into any 1933 Act registration statement.